EXHIBIT 99.1

REGENXBIO Appoints Mitchell Chan as Chief Financial Officer

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Life sciences veteran Mitchell Chan joins the company ahead of multiple catalysts across late-stage gene therapy programs
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Vit Vasista steps down following more than 15 years at the Company

ROCKVILLE, Md. -- September 17, 2024 -- REGENXBIO Inc. (Nasdaq: RGNX) today announced that Mitchell Chan has been appointed as Executive Vice President and Chief Financial Officer, effective today. A veteran finance executive and operating partner in the biotechnology industry, Mr. Chan has held key roles in raising capital, business development transactions and operations for nearly 20 years.

“We are excited to welcome Mitchell at this exciting time for REGENXBIO,” said Curran Simpson, President and Chief Executive Officer of REGENXBIO. “Mitchell has an extensive track record of successfully driving finance organizations to support growth and deep expertise in strategic planning and capital markets. We look forward to working with Mitch as we continue to advance our product pipeline towards commercialization and deliver value to shareholders.”

Mr. Chan brings nearly two decades of biopharmaceutical financial leadership experience to REGENXBIO. Most recently, he served as Operating Partner at Catalio Capital Management, an investment firm focused on innovative biotechnology companies, where he served as acting CFO of several portfolio companies and advised on the firm’s investments. From 2018 to 2021, Mr. Chan was CFO of Viela Bio, Inc., where he oversaw a successful IPO and $3B acquisition by Horizon Therapeutics. Prior to Viela, Mr. Chan held various financial and investor relations leadership roles at AstraZeneca and Genentech-Roche, among other companies. He has served on the Board of Directors of Avalo Therapeutics since 2021. Mr. Chan holds an M.S. in Medical Biophysics, an M.B.A, and a B.S. in Biochemistry from the University of Toronto.

“With several key catalysts on the horizon, I am excited to join REGENXBIO at this important juncture,” said Mr. Chan. “I look forward to leveraging my financial and industry experience to support the Company’s transition to commercialization and continue the development of next-generation gene therapies for debilitating diseases that lack sustainable or effective treatment options for patients in need.”

Mr. Chan succeeds Vit Vasista, who served as Executive Vice President and Chief Financial Officer since 2009. Mr. Vasista will serve as an advisor to the Company through January 3, 2025, to support a smooth transition.

“On behalf of the Board of Directors, our leadership and the entire REGENXBIO team, I thank Vit for his dedication and significant contributions to REGENXBIO,” Mr. Simpson continued. “Vit was one of the first team members at REGENXBIO and was instrumental in taking the Company public and ensuring the Company is positioned with a strong balance sheet and cash runway to support the next stage of our journey. We wish him the very best in his next chapter.”

ABOUT REGENXBIO Inc.

REGENXBIO is a leading clinical-stage biotechnology company seeking to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the development of AAV Therapeutics, an innovative class of gene therapy medicines. REGENXBIO is advancing a pipeline of AAV Therapeutics for retinal and rare diseases, including ABBV-RGX-314 for the treatment of wet AMD and diabetic retinopathy, being developed in collaboration with AbbVie, RGX-202 for the treatment of Duchenne and RGX-121 for the treatment of MPS II. Thousands of patients have been treated with REGENXBIO's AAV Therapeutic platform, including Novartis' Zolgensma® for children with spinal muscular atrophy. Designed to be one-time treatments, AAV Therapeutics have the potential to change the way healthcare is delivered for millions of people. For more information, please visit WWW.REGENXBIO.COM.

FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as "believe," "may," "will," "estimate," "continue," "anticipate," "assume," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would" or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO's expectations and evaluations of its leadership and management team and future operations. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO's expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond the control of REGENXBIO. Refer to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of REGENXBIO's Annual Report on Form 10-K for the year ended December 31, 2023, and comparable "risk factors" sections of REGENXBIO's Quarterly Reports on Form 10-Q and other filings, which have been filed with the U.S. Securities and Exchange Commission (SEC) and are available on the SEC's website at WWW.SEC.GOV. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Zolgensma® is a registered trademark of Novartis Gene Therapies. All other trademarks referenced herein are registered trademarks of REGENXBIO.

CONTACTS:

Dana Cormack

Corporate Communications

DCORMACK@REGENXBIO.COM

George E. MacDougall

Investor Relations

IR@REGENXBIO.COM